                                                                   EXHIBIT 10.11

                           PROPERTY LEASING CONTRACT

                                 No. 2820-4377

SANCTOR Grundstucks-Vermietungsgesellschaft mbH & Co.
Object TTHFT KG

_________________________________________________________________________

- Lessor -


TEMIC TELEFUNKEN Hochfrequenztechnik GmbH, 85098 GroBmehring

_________________________________________________________________________

 . Lessee -


I.   Leased Property
     ---------------

     Administrative building

_________________________________________________________________________

     With a fractional tract of land still to be surveyed:


     Land Register Description
     Land Register of the Local Court Ingolstadt             for mailing
     Folio 74                                                Page 3098
     Lot  375                                                Plot
     Size                                                    approx. 5,974 m/2/

II.  Total Lease Term:                               22 years
     ----------------

     Expected commencement of the total lease term on:       1 January 2000

III. Payments of the Lessee:
     ----------------------

     Basis of calculation for the payments of the Lessee pursuant to No. 1, 3 and 5 are the Total Investment Costs (TIC) of presumably DM 7,000,00.00 of this
     Land             DM 1,732,460.00
     Building         DM 5,167,540.00 depreciation for wear and tear (AfA) 4.00
                      % p.a.
     Other            DM  100,000.00  depreciation for wear and tear(AfA) 4.54
                      % p.a.

     Presumed contractual
     remaining value at the end of the total lease term:    DM 2,352,564.80


1.   Payment upon Conclusion of Contract:      - not applicable -

2.   Payments prior to commencement of the total lease term:

     a)   Advance rent payment          open pursuant to Supplementary Agreement
                                        No. 1

     b)   Appropriation charge          open pursuant to Supplementary Agreement
                                        No. 1

3.   Payments after commencement of the total lease term:

     Rent                               open pursuant to Supplementary Agreement
                                        No. 1

4.   Adjustment of rent due to conversion
     of interest (conversion date) on:  open pursuant to Supplementary Agreement
                                        No. 1

5.   Share in management costs          0.32% p.a.


6.  Ancillary Leasing Costs:

    The Lessee reimburses the Lessor for documented ancillary leasing costs pursuant to (S) 4 of the Leasing Conditions

7.  Value Added Tax:

    The respectively applicable statutory value added tax shall be paid in addition to payment upon conclusion of contract, to payments prior to commencement of the total lease term, rent payments, share in management costs and to ancillary leasing costs if the Lessor does not exercise the opportunity to waive tax exemption pursuant to Section 9 Turnover Tax Act (UstG) - in whole or in part - (VAT Option).

8.  VAT-free Leasing:

    Insofar as the Lessor is not entitled to input tax deduction due to VAT-free leasing, in addition to the share in management costs and ancillary leasing costs pursuant to the no. 5 and 6 above, the Lessee shall reimburse the Lessor an additional charge in the amount of the statutory VAT.

IV. Rent Payment Account of the Lessor:    Account no. 206 300 630
    ----------------------------------
                                           Deutsche Bank AG, Dusseldorf
                                           Bank Code No. 300 700 10

V.  Account No. Of the Lessee (for direct debiting system):  - to be provided
    ------------------------------------------------------
    later -

VI. Supplementary Agreements:
    ------------------------

    Supplementary Agreement No. 1 "Open Conditions"

VII.  Provision of Documents:
      ----------------------

      Lessee is obligated to provide the following documents:

      Evidence pursuant to (S) 2 no. 8

                              LEASING CONDITIONS

                                     (S) 1

                     Commencement of the Total Lease Term

The total lease term commences when the Lessee takes over the Leased Property. The take-over, which will be documented in a protocol, shall take place upon completion of the Leased Property and/or upon its purchase by the Lessor. The Lessor does not guarantee for compliance with the expected time of take-over stated in No. II above. The Lessee is not entitled to refuse to take over the Leased Property due to insignificant defects (in accordance with Section 12 no. 3 Standard Official Contracting Terms (VOB) Part B).


                                     (S) 2

                            Payments of the Lessee

1.  Payment upon conclusion of contract

    - not applicable -

2.  Payments prior to commencement of the total lease term

    a)    Advance rent payment:

          The advance rent payment is the payment for investment funds paid by the Lessor. Until the input tax is refunded by the tax office, interest at a rate of 5% p.a. above the respective discount rate of the German Federal Bank shall be paid by the Lessee on VAT paid by the Lessor and to be claimed as input tax vis-a-vis the tax office. This also applies to VAT on investment funds which the Lessor does not pay out until after commencement of the total lease term.

     b)   Appropriation Charge

          The appropriation charge is the charge for investment funds which have been appropriated by the Lessor but not yet paid out.

          These payments shall be calculated on a monthly basis according to the balance as of the end of the respective month of the investment funds paid out (advance rent payment) and/or investment funds not yet paid out (appropriation charge).

3.   Payments after commencement of the total lease term

     a) Rent payments shall be calculated on the basis of the final total investment costs ((S) 3)

     b)  - not applicable -

4.   Adjustments

     As of each agreed conversion date, the Lessor is entitled and obligated to adjust the rent payments for the next fixed-rate period using the same method of calculation and taking into consideration the repayments contained in the rent payments up to that point in time, the remaining time of the respective rent period and the interest rate which must be agreed with the Lessee in a timely manner prior to the conversion date. If the Lessor and the Lessee cannot agree on the interest rate, the Lessee is entitled and obligated to raise a substitute loan. The nominal interest rate of such loan must, however, be at least 0.1% less than the loan proposed by the Lessor. Additionally, the substitute loan raised by the Lessee must correspond to the other terms of financing up to now. As long as an agreement regarding the interest rate is not reached, the Lessor shall take the respective interest rate for current accounts credits of the present financing bank as a basis for the calculation of rent payments. The costs for possible debt refinancing shall be borne by the Lessee.

5.   Share in Management Costs

     The share in management costs to be paid as of conclusion of the Contract shall be increased annually by 2% of the amount of the previous year.

6.   Ancillary Leasing Costs

     The Lessee shall reimburse the Lessor for documented ancillary leasing costs listed in (S) 4.

7.   Depreciation

     The rent underlies the depreciation rates defined in no. III. In the event of a change to the depreciation rates becoming necessary as a result of a change in the useful life (depreciation period), the rent shall be adjusted accordingly. This also applies to any change in the basis for depreciation which should become necessary.

8.   Input Tax Deduction

     To the extent permissible by law, the Lessor shall waive exemption from VAT pursuant to Section 9 Turnover Tax Act (in the binding version of the Tax Abuse Correction Act (StMBG)) for the leasing of the Leased Property and/or of independent parts of the building of the Leased Property.

     To this extent, the Lessee is obligated to use the Leased Property and/or independent parts of the building exclusively or nearly exclusively (at least 95%) for activities which do not exclude input tax deduction. Should the Lessee intend to deviate from this type of use, the Lessee shall immediately inform the Lessor of this and is obligated to reimburse the Lessor for any tax disadvantages arising from this.

     The Lessee shall enable the Lessor to comply with its statutory obligations to provide evidence by providing suitable documents for this purpose.

     Should the Lessor be required to repay refunded input tax because the prerequisites of Section 9 para. 2 Turnover Tax Act are not or are no longer fulfilled, it is intended to include the input tax repayment of the Lessor in the TIC and to increase this accordingly; however, this action will only be taken insofar as the refinancing of the Lessor is secured and its supervisory bodies have approved the increase of the TIC. Otherwise the amounts of input tax repayment levied against the Lessor shall be billed to the Lessee as advance rent payments being immediately due for payment.

     Input tax refunds to the Lessor due to change in use within the meaning of
     Section 9 para. 2 Turnover Tax Act shall be passed on to the Lessee within the scope of a rent refund. The Lessor reserves the right of set-off against future rent due.

     Reciprocal claims based on the aforementioned agreements are barred under the statute of limitations six months after the date on which the limitation according to the respective provisions of the Tax Code (Abgabenordnung) has occurred.

                                     (S) 3

                             Basis for Calculation
                         of the Payments of the Lessee
                          Total Investment Costs (TIC)

1. The basis for calculation of the payments of the Lessee pursuant to (S) 2 no. 1, 3 and 5 are all expenses which the Lessor incurs through the purchase of the real estate and the acquisition and/or erection of the Leased Property, meaning inter alia:

     The purchase price including ancillary costs of purchase (such as costs of notarisation) and/or building costs including public charges as well as costs billed by third parties to the Lessor for evaluation and loans. Also included in the expenses are the property acquisition tax and development costs irrespective of when they were incurred, and also those costs which are not billed to the Lessor until after the Leased Property is taken over pursuant to (S) 1 and/or following determination of the TIC pursuant to no. 2 below. TIC does not include the VAT on the TIC paid by the Lessor for that portion of investment funds for which the Lessor has exercised the VAT-option.

2. The TIC shall be determined jointly by the parties after receipt of all invoices. The payments of the Lessee pursuant to (S) 2 no. 1, 3, and 5 and the contractual remainder according to No. III. shall be brought into line with the determined TIC.

3. In the event of the anticipated TIC being exceeded, the Lessor can demand that the Lessee deem the missing amounts to be lost subsidies up to a maximum amount of 10% of the anticipated TIC. Should the anticipated TIC not be reached, then the Lessee must reimburse the Lessor for costs which the Lessor incurs due to not using investment funds which were appropriated but not paid out.


                                     (S) 4

                            Ancillary Leasing Costs

Ancillary leasing costs include all incidental costs not be capitalised which are incurred for the Leased Property as of conclusion of the Contract, inter alia:

1.   costs for concluded insurance policies ((S) 9);

2. ongoing performance of obligations from a real estate purchase contract concluded by the Lessor;

3. all taxes, charges, contributions and fees in connection with the Leased Property, as well as other burdens and obligations of all types relating to the Leased Property, in particular, property tax, waste disposal, street cleaning, canal cleaning and chimneysweep, also when these are newly implemented during the time period of the lease;

4. trade tax which possibly becomes due for the Lessor and/or its shareholders or the respective parent company as well as wealth tax possibly becoming due and corporation tax being levied thereon;

     In the case of taxes due on shareholder level, this only applies for cases where, due to its participation, Deutsche Immobilien Leasing GmbH Dusseldorf or one of its affiliated companies is additionally burdened with the aforementioned taxes;

     Ancillary costs also include taxes and charges which may be newly implemented as well as ancillary tax payments arising from interest payments being levied on the aforementioned taxes;

5. Miscellaneous costs which are incurred by the Lessor in its capacity as Property Company, e.g., costs of foundation, costs for necessary amendments to the Articles of Association, annual auditing costs, IHK dues, etc.


                                     (S) 5

                                Terms of Payment

1. Payments of the Lessee are basically to be made irrespective of the condition and suitability for use of the Leased Property. In the event that the Leased Property has defects or is not able to be used, the Lessee is also not entitled to reduce payments in whole or in part, to withhold payments or to set off against these payments, unless these are undisputed claims or claims which have been determined by a final decision. The Lessee can demand reduction of its payment obligations in the event of accidental loss of the Leased Property, in whole or in part, or whole or partial destruction for which the Lessee is not responsible, or if the use of the Leased

     Property is precluded for a long period of time for reasons for which the Lessee is not responsible.

2. Payments of rent and the share in management costs are due pro rata monthly in advance on the third calendar day of the respective month (credit of the value to the rent receipt account of the Lessor). Ancillary costs and advance rent payments and appropriation charges are due for payment 14 days after date of invoice.

3. Should the Lessee not comply with the agreed payment dates, then, notwithstanding a further loss incurred due to default in payment, the Lessor is entitled to demand default interest of 5% above the discount rate of the German Federal Bank on the arrears, unless the Lessee provides evidence that the loss was not suffered or was of a lower amount.

4. The Lessee authorises the Lessor to collect payments due by direct debiting to the Lessee's account stated in no. V.

5. Should payments of the Lessee not be sufficient to fully cover all its obligations vis-a-vis the Lessor, the Lessor can decide for which purpose and in which sequence the payments are to be used.


                                     (S) 6

                             Execution of Contract

The Lessor shall provide the Lessee the contracts to be concluded by the Lessor and which are in connection with the procurement and erection of the Leased Property for the Lessee's approval. By way of approval, the Lessee accepts that the Lessor will fulfil all payment obligations which result from these contracts and their execution to the account of the TIC pursuant to (S) 3 or the ancillary leasing costs pursuant to (S) 4.

                                     (S) 7

                             Liability, Maintenance
                           Repair and Bearing of Risk

1. The Lessee shall, at its cost, maintain the Leased Property in good and always functional condition for use in conformance with the contract. Costs for operation, maintenance and upkeep as well as all repairs including interior decoration shall be borne by the Lessee. In the event of destruction of the Leased Property, in whole or in part, the Lessee is also obligated to restore and/or rebuild the Leased Property at its expense unless the Lessee is not responsible for the whole or partial destruction. The risk of accidental whole or partial loss of the Leased Property shall be borne by the Lessor.

     After unsuccessful reminders, the Lessor is entitled to have necessary repairs carried out at the expense of the Lessee.

     Compensation payments by third parties (insurance companies, damaging parties, etc.) shall be reimbursed to the Lessee in an amount which the Lessee has expended for work carried out in connection with the damage incurred or which shall be expended for work still to be carried out.

2. The Lessee assumes the full duty to maintain safety for the Leased Property and its components and indemnifies the Lessor for all claims of third parties in this regard.

3. The Lessee shall comply with all statutory and public regulations and requirements. The Lessee shall also fulfil all obligations which the Lessor would encounter in its capacity as owner, such as for example, the obligations from a liability for condition of the property. In this regard, the Lessee indemnifies the Lessor for all claims of third parties including state institutions which occur during the time the Lessee has possession of the Leased Property or during the term of the Contract - beginning with conclusion of the Contract - in connection with the planning, erection, possession and use of the Leased Property. This indemnification also applies in particular to claims in connection with the avoidance or removal of substances endangering the environment. All costs for facilities and installations which become necessary due to statutory regulations or public requirements shall be borne by the Lessee. Any amounts paid by the Lessor due to such demands shall be reimbursed without delay by the Lessee upon the provision of evidence.

     A claim against the Lessee to indemnification of the Lessor does not exist if the circumstances of the claim of a third party were not caused by the Lessee. The indemnification claims of the Lessor in the event of an extraordinary termination before the Leasing Property is taken over are provided for in (S) 11 no. 5.


                                     (S) 8

                                    Warranty

1. The Lessee cannot enforce claims against the Lessor due to defects or due to limitation of use of the Leased Property unless the Lessor has caused this with intent and gross negligence or another clause of this Contract provides otherwise.

2. Herewith, the Lessor assigns to the Lessee the warranty claims against third parties to which the Lessor is entitled as well as claims from positive breach of contract. The Lessee accepts the assignment and is obligated to enforce the claims without delay at its expense; in case of emergency, the Lessor shall file a law suit in a timely manner and take the necessary enforcement measures.

     Should the assigned warranty claims prove to be without value for reasons for which the Lessee is not responsible, the warranty claims of the Lessee vis-a-vis the Lessor shall be revived.

3. The Lessee shall demand payment be made to the Lessor and shall keep the Lessor informed on the progress of the proceedings.

     The Lessor is obligated at its discretion to use the payments it has received from warranty claims and positive breach of contract either to restore the Leased Property or to newly determine the payments of the Lessee.


                                     (S) 9

                                   Insurance

1. In co-ordination with the Lessee, the Lessor shall take out the following insurance:

     a) "All Risk" insurance against unnamed risks in an amount of the new value with an additional value clause and/or of a sliding-scale new value. Clean up, demolition and fire extinguishing costs shall also be covered by the insurance. To the extent necessary, the Lessor reserves the right in co-ordination with the Lessee to insure further areas of cost.

     b) House and property owner liability insurance including water damage liability insurance to the extent necessary according to type of operation.

     The costs shall be billed to the Lessee by the Lessor as ancillary leasing costs pursuant to (S) 4 no. 1.

2. The Lessee shall notify the Lessor without delay of any missing or insufficient insurance coverage. A notification obligation also exists in particular when carrying out the installation of interior fittings and when undertaking constructional modifications or changes of use. Such measures must be notified to the Lessor prior to their execution.

     The Lessee undertakes to observe the regulations of statute and the police. In addition, the Lessee undertakes to observe safety regulations and the requirements of the insurance company which is a party to the insurance contract; the basis for this is the respective valid insurance contract.

3. The Lessee shall notify the Lessor without delay of a damage claim and shall ensure that the location of the damage remains unchanged until it has been inspected by the insurance company. This does not affect measures which are necessary to minimise the damage or to avoid any further damage. On its own behalf and for its own account the Lessee instructs specialised companies to take the necessary safety measures and subsequently to remove the damage. After examination and payment, the Lessee shall submit the invoice to the Lessor who shall submit this invoice to the insurance company.

4. The Lessor is obligated to use the full amount of compensation received from the insurance company for the restoration of the Leased Property or at the Lessor's discretion to make this amount available to the Lessee for this purpose. The additional costs in addition to the insurance payment still required to fully restore the Leased Property as well as any costs for expert opinions shall be born by the Lessee unless the Lessee is not responsible for the whole or partial destruction of the Leased Property.

     The Lessee is not entitled to a right to repossess or a claim to compensation in respect of the additional expenses.


                                     (S) 10

                           Fittings and Modifications

1. Fittings and modifications - also changes in type of use - are permissible without the consent of the Lessor if they do not affect the value and the functioning of the Leased Property and all required approvals under public law are on hand prior to execution. In all other cases, the prior written consent of the Lessor shall be obtained. The consent can only be refused for important reason.

2. In order to maintain insurance coverage, the Lessee shall notify the Lessor of such fittings and modifications to the Leased Property which are permissible without the consent of the Lessor.

3. The Lessee shall notify the Lessor without delay in the event the Lessee vacates the Leased Property prematurely or changes the type of use.

4. The Lessor shall not make any reimbursement for fittings, expansions or reconstruction measures, also when they become major components of the Leased Property. The Lessee has the right to repossess fittings provided that the Lessee restores the Leased Property to its original condition.


                                     (S) 11

                     Premature Termination of the Contract

1.   This Contract basically cannot be terminated.

2. However, each party has the right to terminate the Contract without notice for important reason. In particular, an important reason is if

     a) the purchase or the construction of the Leased Property finally does not take place for reasons for which the terminating party is not responsible;

     b) the other party discontinues its payments, or settlement or bankruptcy proceedings are commenced against the assets of the other party, or the commencement is refused for insufficiency of assets, or other court or out of court procedures for the settlement of debts are initiated;

     c) a substantial impairment of the basis for liability of the other party as against the situation at the time of conclusion of the Contract has occurred and the entitlements of the terminating party are endangered by this;

     d) the other party does not comply with major contractual obligations within two months despite written reminder of the contracting partner or does not remedy substantial consequences of the breach of contract without delay.


3. In addition to this, the Lessor has the right to termination without notice if

     a) the Lessee is in arrears with payment obligations under this Contract of more than two rent payments for a period of more than two months, despite written reminder of the Lessor;

     b) the conditions under no. 2 b) and c) exist for a third party that has taken the responsibility for the obligations of the Lessee as guarantor, joint debtor or in another manner.

4. The Lessor is obligated to withdraw the extraordinary termination and to continue the Contract on the same conditions if the Lessee fulfils the payment obligations in arrears within a time limit of six weeks after receipt of the termination or provides adequate collateral. The same applies if the Lessee fulfils its other main contractual obligations without delay and eliminates the main consequences of the breach of contract within a time limit of six weeks after receipt of the termination. The Lessor shall inform the Lessee of this regulation in the event of extraordinary termination.

5. Should the Contract be terminated without notice before the Leased Property is taken over for reasons for which the Lessee is responsible, the Lessee shall reimburse the Lessor for investment costs incurred or which will be incurred in the execution of this Contract. To the extent that the Lessor incurs necessary one-time or continuing expenses, e.g., from the property, the Lessee shall also reimburse these costs. Furthermore, the Lessee also reimburses the Lessor, following provision of evidence, for costs resulting from the investment funds, which have been appropriated by the Lessor, not being utilised. The Lessor can require the Lessee to enter into all contracts concluded with third parties in fulfilment of this Contract in place of the Lessor and indemnifies the Lessor for all obligations in connection with the contract.

     Additionally, for own costs of the Lessor in connection with the premature termination, the Lessee shall pay the Lessor a share in management cost of 2% of the anticipated TIC defined under No. III. Any payment made upon conclusion of contract shall be credited against this.

     Should the Lessor have entered into obligations pursuant to (S) 6 in connection with the leasing commitment at the express wish and in co-ordination with the Lessee, the Lessee shall be subject to the aforementioned obligations to reimbursement and/or indemnification also then when neither the Lessee nor the Lessor is responsible for the termination.

6. Should the Contract be terminated after the Leased Property has been taken over for reasons for which the Lessee is responsible, the Lessee is obligated to reimburse the Lessor until expiration of the total lease term for damage which it incurs due to the premature termination of the Contract, in particular because the Lessor cannot lease or exploit the Leased Property or only on conditions which are less favourable. Benefits which the Lessor receives from a lease or exploitation of the Leased Property shall be credited against the damage claim of the Lessor.

7. Lost subsidies ((S) 3) shall not be reimbursed either in the event of premature termination or of regular termination of this Contract.

8.   The statutory termination right upon the death of the Lessee pursuant to
     Section 569 German Civil Code (BGB) is excluded.


                                     (S) 12

                                 Miscellaneous

1.   Sub-leasing, assignment of claims from sub-lease relationships

     Sub-leasing is permitted with the prior consent of the Lessor; the Lessor can only object to sub-leasing for important reason. The statutory right to termination pursuant to Section 549 para. 1 sentence 2 German Civil Code is excluded. In order to provide collateral for all claims of the Lessor from this Contract, already now, the Lessee herewith assigns its present and future claims from sub-lease relationships (also rights to alter a legal relationship as well as the right to terminate the sub-lease relationship and also the landlord's lien) to the Lessor. The Lessor accepts the assignment and is entitled to reveal such.

2.   Disposition/Assignment

     The Lessee shall only assign the claims and rights from this Contract to third parties with prior consent of the Lessor.

3.   Right to Inspection

     Following prior co-ordination with the Lessee, the Lessor has the right to inspect the Leased Property or to have such inspection conducted by authorised parties during normal business hours.

4.   Obligation of Operation

     The Lessee is obligated to maintain business operations in the Leased Property during the term of the Contract which are appropriate to the Leased Property.

5.   Return of the Leased Property

     Upon termination of this Contract, the Leased Property shall be returned to the Lessor in a condition ready for occupancy and - insofar as the Lessee is responsible for any environmental pollution - free from any substances endangering the environment.

6.   Disclosure of Information

     The Lessee shall submit its annual accounts as well as business and/or audit report to the Lessor annually. Major changes in the Lessee's property, economic and business situation shall be notified to the Lessor without request and in a timely manner.

7.   Legal Successor

     The Lessor and the Lessee are obligated to transfer their obligations from this Contract to any contingent legal successor.

8.   Amendments to the Contract and Additional Agreements

     Amendments to the Contract and additional agreements must be in writing. Oral agreements require written confirmation.

9.   Validity

     Should one or several provisions of this Contract be or become invalid, all the remaining provisions shall remain valid. The contracting parties are obligated to provide analogous amendments to the Contract.

10.  Disposition over Investment Funds

     The Lessor cannot dispose over the appropriated investment funds until the transfer of ownership for the land required for the Leased Property free of encumbrances to the Lessor has been secured, the encumbrance of the land in favour of the financing bank in the proper priority ranking has been documented and the documents described in No. VI. and VII. have been received by the Lessor. If payments must be made prior to the Lessor having disposal over the investment funds, the Lessor shall advance the funds.

11.  Priority Ranking

     - not applicable -

12.  Offer of the Lessee

     The Lessee makes an offer to the Lessor to conclude the aforementioned Property Leasing Contract. The leasing offer of the Lessee shall be binding for six weeks following receipt by the Lessor.


Dusseldorf, 29 December 1998              GroBmehring, 17 December 1998

SANCTOR Grundstucks-Vermietungs-        TEMIC TELEFUNKEN
gesellschaft mbH & Co.                  Hochfrequenztechnik GmbH
Objekt TTHFT KG                         KriegsstraBe
                                        D-85098 GroBmehring

[signature]                             [signature]
[Illegible]                              /s/ Martin Englmeier
-------------------------               -------------------------
Lessor                                  Lessee

                               Supplement No. 1

                           PROPERTY LEASING CONTRACT

                                 No. 2820-4377

SANCTOR Grundstucks-Vermietungsgesellschaft mbH & Co.
Object TTHFT KG

_________________________________________________________________________

- Lessor -




TEMIC TELEFUNKEN Hochfrequenztechnik GmbH, 85098 GroBmehring

_________________________________________________________________________

- Lessee -


I.   Leased Property
     ---------------

     Administrative building
_________________________________________________________________________

     With a fractional tract of land still to be surveyed:

     Land Register Description
     Land Register of the Local Court Ingolstadt              for mailing
     Folio 74                                                 Page 3098
     Lot  375                                                 Plot
     Size                                                     approx. 5,974 m/2/


II.  Total Lease Term:                                        22 years
     ----------------

     Expected commencement of the total lease term on:        1 January 2000

III. Payments of the Lessee:
     ----------------------

     Basis of calculation for the payments of the Lessee pursuant to No. 1, 3 and 5 are the Total Investment Costs (TIC)

     of presumably DM 7,000,00.00


     of this
     Land            DM 1,732,460.00
     Building        DM 5,167,540.00   depreciation for wear and tear (AfA) 4.00
                                       % p.a.
     Other           DM  100,000.00    depreciation for wear and tear(AfA) 4.54
                                       % p.a.

     Presumed contractual
     remaining value at the end of the total lease term:  DM 2,352,564.80

1.   Payment upon Conclusion of Contract:           - not applicable -

2.   Payments prior to commencement of the total lease term:


     a)  Advance rent payment
         for partial Total Investment Costs of
         DM 4,750,000.00 (KfW funds) as of
         date of payment until 30 June 1999               DM 17,614.58 per month

         for partial Total Investment Costs of
         DM 4,750,000.00 (KfW funds)
         from 1 July 1999 to 31 December 1999             DM 30,227.68 per month

         for partial Total Investment Costs of
         DM 2,250,000.00                                  DM 9,187.50 per month


     b)  Appropriation charge for
         partial Total Investment Costs of
         DM 4,750,000.00 (KfW funds)                      0.25% per month as of
                                                          13 March 1999

3.   Payments after commencement of the total lease term:

     Rent:

     For partial Total Investment Costs of
     DM 4,750,000.00 (KfW funds)
     from 1 January 2000 to 31 December 2018:    DM 30,227.68 per month
     from 1 January 2019 to 31 December 2019:    DM 30,227.67 per month

     For partial Total Investment Costs of
     DM 2,250,000.00:                            DM 9,187.50 per month

4.   Adjustment of rent due to conversion
     of interest (conversion date):

     for partial Total Investment Costs of
     DM 4,750,000.00 (KfW funds) on:             30 June 2009

     for partial Total Investment Costs of
     DM 2,250,000.00 on:                         31 December 2008

5.   Share in management costs

     for partial Total Investment Costs of
     DM 4,750,000.00 (KfW funds)                 - not applicable -

     for partial Total Investment Costs of
     DM 2,250,000.00:                            1.0% p.a.

6.   Ancillary Leasing Costs:

     The Lessee reimburses the Lessor for documented ancillary leasing costs pursuant to (S) 4 of the Leasing Conditions

7.   Value Added Tax:

     The respectively applicable statutory value added tax shall be paid in addition to payment upon conclusion of contract, to payments prior to commencement of the total lease term, rent payments, share in management costs and to ancillary leasing costs if the Lessor does not exercise the opportunity to waive tax exemption pursuant to Section 9 Turnover Tax Act (UstG)- in whole or in part - (VAT Option).

8.   VAT-free Leasing:

     Insofar as the Lessor is not entitled to input tax deduction due to VAT-free leasing, in addition to the share in management costs and ancillary leasing costs pursuant to no. 5 and 6 above, the Lessee shall reimburse the Lessor an additional charge in the amount of the statutory VAT.

IV.  Rent Payment Account of the Lessor:    Account no. 206 300 630
     ----------------------------------
                                            Deutsche Bank AG, Dusseldorf
                                            Bank Code No. 300 700 10

V.   Account No. Of the Lessee (for direct debiting system):  - to be provided
     ------------------------------------------------------
     later -

VI.  Supplementary Agreements:
     ------------------------

     Supplementary Agreement No. 1 "Open Conditions"

VII. Provision of Documents:
     ----------------------

     Lessee is obligated to provide the following documents:

     Evidence pursuant to (S) 2 no. 8